                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-12

                           CORE MATERIALS CORPORATION
                (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

          5)   Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
                                      ------------------------------------------

          2)   Form, Schedule or Registration Statement No.:
                                                            --------------------

          3)   Filing Party:
                            ----------------------------------------------------

          4)   Date Filed:
                          ------------------------------

                           CORE MATERIALS CORPORATION

                              800 Manor Park Drive
                              Columbus, Ohio 43228
                                 (614) 870-5000

                                                                  April 21, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 18, 2000, at 9:00 a.m., Eastern Standard time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your proxy promptly in the enclosed envelope.

                                          Sincerely,

                                          Malcolm M. Prine
                                          Chairman of the Board

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2000
                            ------------------------

TO OUR STOCKHOLDERS:

     Core Materials Corporation ("Core Materials") will hold its 2000 Annual Meeting of Stockholders on May 18, 2000 at 9:00 a.m., Eastern Standard time, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, for the following purposes:

          - to elect six (6) directors to comprise the Board of Directors of Core Materials, each to serve a one-year term expiring at the 2001 annual meeting of stockholders;

          - to approve an amendment to Core Materials' Long-Term Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder by 1,500,000;

          - to ratify the appointment of Deloitte & Touche LLP as auditors for Core Materials for the year ending December 31, 2000; and

          - to consider and act upon other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The foregoing matters are described in more detail in the Proxy Statement which is attached to this notice. Only stockholders of record at the close of business on April 3, 2000, the record date, are entitled to receive notice of and to vote at the meeting.

     We desire to have maximum representation at the meeting and respectfully request that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. You may revoke a proxy by notice in writing to the Secretary of Core Materials at any time prior to its use.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kevin L. Barnett
                                          Vice President, Secretary, Treasurer &
                                          Chief Financial Officer

Dated: April 21, 2000

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2000
                            ------------------------

To Our Stockholders:

     Core Materials Corporation ("Core Materials") is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors of proxies to be used and voted at its annual meeting of stockholders, and at any adjournment of the annual meeting. Core Materials will hold its annual meeting on May 18, 2000, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228 at 9:00 a.m. Eastern Standard time. Core Materials is holding the annual meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Core Materials is first sending this Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders on or about April 21, 2000.

                              GENERAL INFORMATION

SOLICITATION

     The Board of Directors of Core Materials is soliciting the enclosed proxy. In addition to the use of the mail, directors and officers of Core Materials may solicit proxies, personally or by telephone or telegraph. Core Materials will not pay its directors and officers any additional compensation for the solicitation.

     In addition, the stock transfer agent of Core Materials, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on behalf of Core Materials. Core Materials will reimburse American Stock Transfer & Trust Co. for reasonable expenses incurred by it in the solicitation. Core Materials also will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of the common stock of Core Materials. Core Materials will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses.

     Core Materials will pay all expenses of the proxy solicitation. Core Materials will not use specially engaged employees or other paid solicitors to conduct any proxy solicitation.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of shares of the common stock of Core Materials at the close of business on April 3, 2000, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, Core Materials had 9,778,680 shares of common stock outstanding.

     Each outstanding share of common stock on the record date is entitled to one vote on all matters presented at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. No business, other than adjournment, can be conducted at the annual meeting unless a quorum is present in person or by proxy.

     Abstentions will count as shares present in determining the presence of a quorum for a particular matter. Abstentions, however, will not count as votes cast in determining the approval of any matter by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter or if a broker or other record holder or nominee does not return proxies for any shares, those shares will not count as either present for purposes of determining a quorum or as votes cast in determining the approval of any matter by the stockholders.

     In the election of directors, each of the six directors will be elected by a plurality of votes cast by stockholders of record on the record date and present at the annual meeting, in person or by proxy. Cumulative voting in the election of directors will not be permitted. Core Materials is seeking stockholder ratification of the appointment of independent auditors of Core Materials, but ratification is not required by law.

VOTING OF PROXIES

     Shares of common stock represented by all properly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted:

     - FOR the election as directors of the nominees named in this Proxy Statement;

     - FOR the approval of the amendment to the Long-Term Equity Incentive Plan; and

     - FOR the ratification of the appointment of Deloitte & Touche LLP, as the auditors for Core Materials for the year ending December 31, 2000.

     Management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth in this Proxy Statement. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of common stock represented by proxies are entitled to vote.

REVOCABILITY OF PROXY

     A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted by the proxy is exercised. A stockholder may revoke a proxy by delivering a written statement to the Secretary of Core Materials that the proxy is revoked.

ANNUAL REPORT

     The Annual Report to Stockholders of Core Materials, which includes financial statements and information concerning the operations of Core Materials during the year ended December 31, 1999, accompanies this Proxy Statement.

     Core Materials will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, upon the written request of any person solicited, delivered to:

               Core Materials Corporation
               Attn: Kevin L. Barnett, Vice President, Secretary,
               Treasurer and Chief Financial Officer
               800 Manor Park Drive
               P.O. Box 28183
               Columbus, Ohio 43228

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal for consideration at the 2001 annual meeting of stockholders must submit the proposal in writing to Core Materials. If the proposal is received by Core Materials prior to the close of business on December 23, 2000, and otherwise meets the requirements of applicable state and federal law, Core Materials will include the proposal in the proxy statement and form of proxy relating to the 2001 annual meeting of stockholders. Core Materials may confer on the proxies for the 2001 annual meeting of stockholders discretionary authority to vote on any proposal, if Core Materials does not receive notice of the proposal by March 8, 2001.

                           OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERS

     The table below sets forth, to the knowledge of Core Materials, the only beneficial owner, as of April 3, 2000, of more than 5% of the outstanding shares of common stock of Core Materials.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

             NAME AND ADDRESS OF                  AMOUNT AND NATURE OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
             -------------------                  --------------------      ----------------
International Truck and Engine Corporation....        4,264,000(1)                43.6%
455 North Cityfront Plaza Drive
Chicago, Illinois 60611

---------------

(1) International Truck and Engine Corporation (formerly known as Navistar International Transportation Corporation) received these shares of common stock on December 31, 1996, pursuant to the terms of an asset purchase agreement which provided for the acquisition by Core Materials of the Columbus Plastics operating unit of International Truck and Engine Corporation. The terms and conditions of the asset purchase agreement are discussed in greater detail below under the heading "Certain Relationships and Related Transactions." International Truck and Engine Corporation is a wholly-owned subsidiary of Navistar International Corporation.

MANAGEMENT

     The table below sets forth, as of April 3, 2000, the number of shares of common stock beneficially owned by each director of Core Materials, by each nominee for election as director of Core Materials, by each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and by all of the foregoing directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each of those persons.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                   NAME OF                        AMOUNT AND NATURE OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
               ----------------                   --------------------      ----------------
Kevin L. Barnett..............................           32,223(1)                  *
Thomas R. Cellitti............................               --                     *
James F. Crowley..............................           20,500(2)                  *
Ralph O. Hellmold.............................           82,000(3)                  *
Thomas M. Hough...............................           26,000(4)                  *
Stephen J. Klestinec..........................           17,232(5)                  *
Malcolm M. Prine..............................          116,011(6)                1.2%
Kenneth M. Schmell............................           34,500(7)                  *
James L. Simonton.............................           14,000(8)                  *
All directors, nominees and executive officers
  as a group (9 persons)......................          342,466                   3.4%

---------------

 * Less than 1% of the outstanding shares of common stock.

(1) Includes: (i) 28,500 shares of common stock which Mr. Barnett has the right to acquire within 60 days through the exercise of stock options; (ii) 3,000 shares of common stock as to which Mr. Barnett shares voting and investment power with his wife; and (iii) 723 shares of common stock held by Mr. Barnett in the Core Materials Corporation Employee Stock Purchase Plan.

(2) Includes: (i) 14,000 shares of common stock which Mr. Crowley has the right to acquire within 60 days through the exercise of stock options; (ii) 5,500 shares of common stock as to which Mr. Crowley has sole voting and investment power; and (iii) 1,000 shares of common stock as to which Mr. Crowley shares voting and investment power with his wife.

(3) Includes: (i) 21,000 shares of common stock which Mr. Hellmold has the right to acquire within 60 days through the exercise of stock options; and (ii) 61,000 shares of common stock as to which Mr. Hellmold has sole voting and investment power.

(4) Includes: (i) 21,000 shares of common stock which Mr. Hough has the right to acquire within 60 days through the exercise of stock options; and (ii) 5,000 shares of common stock that are held in trust for the benefit of Mr. Hough's wife, who is trustee of the trust. Mr. Hough disclaims beneficial ownership of the shares held in such trust.

(5) Includes: (i) 9,500 shares of common stock which Mr. Klestinec has the right to acquire within 60 days through the exercise of stock options; (ii) 7,000 shares of common stock as to which Mr. Klestinec has sole voting and investment power; and (iii) 732 shares of common stock held by Mr. Klestinec in the Core Materials Corporation Employee Stock Purchase Plan.

(6) Includes: (i) 49,000 shares of common stock which Mr. Prine has the right to acquire within 60 days through the exercise of stock options; (ii) 1,011 shares of common stock held by Mr. Prine's wife; (iii) 5,000 shares of common stock held by Mr. Prine's daughter; and (iv) 61,000 shares of common stock as to which Mr. Prine has sole voting and investment power.

(7) Includes 34,500 shares of common stock which Mr. Schmell has the right to acquire within 60 days through the exercise of stock options.

(8) Includes 14,000 shares of common stock which Mr. Simonton has the right to acquire within 60 days through the exercise of stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the following persons to file initial statements of beneficial ownership on a Form 3 and changes of beneficial ownership on a Form 4 or Form 5 with the Securities and Exchange Commission and to provide Core Materials with a copy of those statements:

     - executive officers and directors of Core Materials; and

     - persons who beneficially own more than 10% of the issued and outstanding shares of common stock of Core Materials.

     Except as set forth in the following paragraph, Core Materials believes that its executive officers, directors and greater than 10% beneficial owners complied with all applicable section 16(a) filing requirements for the fiscal year ended December 31, 1999. Core Materials has based this belief solely on a review of the Section 16(a) statements furnished to it and written representations from its executive officers and directors.

     Stephen J. Klestinec and Kevin L. Barnett each purchased 2,000 shares of common stock on September 8, 1999. Messrs. Klestinec and Barnett should have reported the purchase of such shares on Forms 4 filed by October 10, 1999. Messrs. Klestinec and Barnett filed their Forms 4 on November 10, 1999.

               DIRECTORS AND EXECUTIVE OFFICERS OF CORE MATERIALS

     The following biographies provide information on the background and experience of the persons nominated to become directors at the annual meeting and the executive officers of Core Materials. Core Materials is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of Core Materials, other than arrangements or understandings with directors or executive officers acting solely in their capacity as directors or executive officers. Executive officers of Core Materials are elected to serve for a term of one year or until their successors have been duly elected and qualified.

                   NAME                     AGE       POSITION(S) CURRENTLY HELD
                   ----                     ---       --------------------------
Kevin L. Barnett..........................  37     Vice President, Secretary,
                                                   Treasurer and Chief Financial
                                                   Officer
Thomas R. Cellitti........................  48     Director
James F. Crowley..........................  53     Director
Ralph O. Hellmold.........................  59     Director
Thomas M. Hough...........................  54     Director
Stephen J. Klestinec......................  50     Vice President, Sales and
                                                   Marketing
Malcolm M. Prine..........................  71     Chairman of the Board of
                                                   Directors
Kenneth M. Schmell........................  51     Executive Vice President and
                                                   Chief Operating Officer
James L. Simonton.........................  59     President, Chief Executive
                                                   Officer and Director

     Kevin L. Barnett. Kevin L. Barnett joined Core Materials as an employee on April 1, 1997 and was elected Vice President, Secretary, Treasurer and Chief Financial Officer on April 24, 1997. Mr. Barnett joined Core Materials after approximately five years of working with Medex Inc., a publicly held manufacturer and marketer of injection molded products used for medical and surgical applications. Mr. Barnett served as Vice President, Treasurer and Corporate Controller of Medex Inc. from October, 1995 to January, 1997. He served as Vice President and Corporate Controller of Medex Inc. from May, 1994 to October, 1995 and as Assistant Treasurer from April, 1992 to May, 1994. Prior to joining Medex Inc., Mr. Barnett served as a certified public accountant with Deloitte & Touche LLP from August, 1984 to April, 1992.

     Thomas R. Cellitti. Thomas R. Cellitti has served as a director of Core Materials since February 10, 2000. Since February, 1998, Mr. Cellitti has served as Vice President and General Manager, Bus Vehicle Center of International Truck and Engine Corporation. Prior to such time, Mr. Cellitti served as Plant Manager at the International's Melrose Park engine plant. His current areas of focus include both the bus chassis business and the company's wholly owned subsidiary, American Transportation Corporation, a major manufacturer of integrated bus and bus bodies. Mr. Cellitti also serves on the Board of Directors of the American Transportation Corporation in Conway, Arkansas. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

     James F. Crowley. James F. Crowley has served as a director of Core Materials since May 28, 1998. Mr. Crowley is currently the President of Brookside Capital Incorporated, a private investment and advisory firm head-quartered in New York, which he founded in 1993. From 1984 to 1992, Mr. Crowley served in various capacities with Prudential Securities, Inc., including President of Global Investment & Merchant Banking. Prior to joining Prudential Securities, Inc., Mr. Crowley provided financial advisory, merger, acquisition and underwriting services as a First Vice President and Partner at Smith Barney, Harris Upham & Co. in its Investment Bank and Capital Markets Division. Mr. Crowley also serves on the board of various private organizations and universities. Mr. Crowley graduated from Villanova University in 1971 and from the Wharton School at the University of Pennsylvania in 1976.

     Ralph O. Hellmold. Ralph O. Hellmold has served as a director of Core Materials since December 31, 1996. He is the Chairman of the Private Investment Banking Company, LLC and founder and President of Hellmold Associates, Inc., both investment banking boutiques which specialize in raising capital, doing mergers and acquisitions and working with troubled companies or their creditors. Mr. Hellmold is also a director of International Aircraft Investors located in Torrance, California and an independent trustee of Ridgewood Electric Power Trusts II and III, Delaware business trusts. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     Thomas M. Hough. Thomas M. Hough has served as a director of Core Materials since December 31, 1996. He has served as the Vice President and Treasurer of Navistar International Corporation and its principal operating subsidiary, International Truck and Engine Corporation, since October 1992. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions." Previously, Mr. Hough served as Assistant Treasurer and Assistant Controller of International Truck and Engine Corporation and as Controller of Navistar Financial Corporation, a principal financial subsidiary of International Truck and Engine Corporation.

     Stephen J. Klestinec. Stephen J. Klestinec joined Core Materials as an employee on April 1, 1998 and was elected to the position of Vice President, Sales and Marketing on May 28, 1998. Mr. Klestinec was employed by Atlanta based Georgia-Pacific Resin, Inc., a manufacturer of thermoset resins, from 1981 until joining Core Materials on April 1, 1998. At Georgia-Pacific, Mr. Klestinec served as market manager of fiber reinforced products. In such capacity, Mr. Klestinec commercialized products for both the North American and International markets in the aerospace, mass transit, electrical and electronic industries. Mr. Klestinec also managed the abrasives, adhesives and specialty market segment. Mr. Klestinec also held positions at Georgia-Pacific in market development, quality assurance and manufacturing. Prior to joining Georgia-Pacific, Mr. Klestinec served as plant manager for Pacific Resins and Chemicals. Mr. Klestinec holds a bachelor's degree in Chemistry from Belmont Abby College in Belmont, North Carolina.

     Malcolm M. Prine. Malcolm M. Prine has served as a director of Core Materials and Chairman of Core Materials since December 31, 1996. Mr. Prine also served as a director of RYMAC Mortgage Investment Corporation from May 1992 to December 31, 1996. RYMAC merged with Core Materials on December 31, 1996, as described below under "Certain Relationships and Related Transactions." Mr. Prine has been self-employed while acting as a consultant for the last nine years. He is currently a director of Equitable Resources, a natural gas utility company, and PA Capital Bank, a Pennsylvania commercial bank serving small businesses and individuals. He also serves on the board of various private organizations and universities.

     Kenneth M. Schmell. Kenneth M. Schmell has served as Executive Vice President and Chief Operating Officer of Core Materials since May 28, 1998. From December 31, 1996 to May 28, 1998, Mr. Schmell served as General Manager and Acting Chief Executive Officer of Core Materials. Prior to joining Core Materials, Mr. Schmell served International Truck and Engine Corporation in various capacities for approximately eight years, including service as Plant Manager of the Columbus Plastics operation of International Truck and Engine Corporation. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

     James L. Simonton. James L. Simonton has served as President and Chief Executive Officer of Core Materials since January 15, 2000 and as a director of Core Materials since May 28, 1998. From 1992 until December 31, 1999, Mr. Simonton served as the Vice President of Purchasing and Supplier Development for International Truck and Engine Corporation. In such capacity, Mr. Simonton was in charge of purchasing of all production materials, in-bound and out-bound freight and logistics and the development of suppliers. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

        COMPENSATION, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     For the fiscal year ended December 31, 1999, the directors of Core Materials received a director's fee of $3,000 per quarter. Core Materials anticipates that the compensation arrangement for the fiscal year ending December 31, 2000 will remain the same, except that the director's fee payable to the Chairman of the Board of Directors was increased to $5,000 per quarter effective as of April 1, 2000. In addition, the Core Materials Corporation Long-Term Equity Incentive Plan provides for a one-time grant of a director option to each of the non-employee directors of Core Materials to purchase 35,000 shares of common stock, which option vests in increments of 20% over a five year period. Mr. Hellmold, Mr. Hough and Mr. Prine received this one-time grant of a director option during the fiscal year ended December 31, 1997. Mr. Simonton and Mr. Crowley received this one-time grant of a director option upon their election to the Board of Directors on May 28, 1998. Mr. Cellitti received this one-time grant of a director's option on February 10, 2000 after his election to the Board of Directors. Core Materials also has entered into certain compensation arrangements with members of its Board of Directors. These compensation arrangements are discussed below under the heading "Compensation Committee Interlocks and Insider Participation."

     The Board of Directors met four times during the fiscal year ended December 31, 1999. During that period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which each director served.

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 1999. The entire Board of Directors performed the functions of a Compensation Committee during that period, including recommending the form and amount of compensation to be paid to the executive officers and directors of Core Materials.

     Core Materials has an Audit Committee which currently consists of Messrs. Hough, Crowley and Hellmold. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the independent certified public accountants of Core Materials and to meet with them to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements. The Audit Committee met one time during the fiscal year ended December 31, 1999.

     Core Materials has a Nominating Committee which currently consists of Messrs. Hellmold, Hough and Prine. The principal function of the Nominating Committee is to recommend candidates for membership on the Board of Directors. The Nominating Committee did not meet separately from the Board of Directors during the fiscal year ended December 31, 1999.

STOCKHOLDER NOMINATIONS

     The bylaws of Core Materials set forth procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Board of Directors or the Nominating Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

     In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of the stockholder's intent to make the nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of Core Materials not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, Core Materials must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurred first.

     The notice must set forth:

     - the name and address of record of the stockholder who intends to make the nomination;

     - a representation that the stockholder is a holder of record of shares of the capital stock of Core Materials entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     - the name, age, business and residence addresses and principal occupation or employment of each proposed nominee;

     - a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder;

     - other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the written consent of each proposed nominee to serve as a director of Core Materials if elected.

     Core Materials may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a stockholder did not make a nomination in accordance with the foregoing procedure. If the presiding officer makes such a determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for Kenneth M. Schmell, Kevin L. Barnett and Stephen J. Klestinec. Compensation information for James L. Simonton is not provided because he did not become President and Chief Executive Officer of Core Materials until January 15, 2000.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL
                                             COMPENSATION               LONG TERM COMPENSATION
                                           ----------------   ------------------------------------------
             NAME AND                      SALARY    BONUS      AWARDS-SECURITIES         ALL OTHER
        PRINCIPAL POSITION          YEAR     ($)      ($)     UNDERLYING OPTIONS(#)   COMPENSATION($)(3)
        ------------------          ----   -------   ------   ---------------------   ------------------
Kenneth M. Schmell................  1999   143,333       --               --                11,129
  Executive Vice President and      1998   127,500   62,459               --                10,200
  Chief Operating Officer           1997   115,725   76,969          125,000                 8,413
Kevin L. Barnett(1)...............  1999   130,000       --               --                 8,241
  Vice President, Secretary,
Treasurer                           1998   117,500   45,229               --                 7,453
  and Chief Financial Officer       1997    86,250   51,312          100,000                 4,169
Stephen J. Klestinec(2)...........  1999   125,000       --               --                 9,675
  Vice President Sales and
Marketing                           1998    86,250   45,229          200,000                48,316

---------------

(1) Core Materials employed Mr. Barnett on April 1, 1997. Mr. Barnett's annual salary for 1997 was $115,000.

(2) Core Materials employed Mr. Klestinec on April 1, 1998. Accordingly, compensation information is not provided for Mr. Klestinec for periods prior to the fiscal year ended December 31, 1998. Mr. Klestinec's annual salary for 1998 was 115,000. Mr. Klestinec also received a signing bonus upon his acceptance of employment with Core Materials of $20,000 and he received $22,422 as reimbursement for his expenses to move to Columbus, Ohio. These amounts are included in "All Other Compensation."

(3) Includes contributions by Core Materials to its 401(k) plan for salaried employees. Core Materials makes contributions to its 401(k) plan in two ways. Core Materials makes a "matching contribution" which is based on the employee's salary reduction contribution. Core Materials also makes a "retirement contribution" which is based on the age and regular earnings of the employee as of the year the contribution is made. Matching contributions for the fiscal year ended December 31, 1997 were $938 for Mr. Schmell and $288 for Mr. Barnett. Retirement contributions during the fiscal year ended December 31, 1997 were $7,475 for Mr. Schmell and $3,881 for Mr. Barnett. Matching contributions for the fiscal year ended December 31, 1998 were $1,912 for Mr. Schmell, $2,165 for Mr. Barnett and $288 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 1998 were $8,288 for Mr. Schmell, $5,288 for Mr. Barnett and $5,606 for Mr. Klestinec. Matching contributions for the fiscal year ended December 31, 1999 were $1,812 for Mr. Schmell, $2,391 for Mr. Barnett and $1,550 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 1999 were $9,317 for Mr. Schmell, $5,850 for Mr. Barnett and $8,125 for Mr. Klestinec.

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1999 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the hypothetical realizable values for each option grant are shown based on the compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Securities and Exchange Commission and are for illustration purposes only. The assumed rates of appreciation are not intended to predict future stock prices, which will depend upon market conditions and the future performance and prospects of Core Materials.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                                                           VALUE AT ASSUMED
                                   NUMBER          % OF                                     ANNUAL RATES OF
                                     OF           TOTAL                                          STOCK
                                 SECURITIES      OPTIONS                                  PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO     EXERCISE                     FOR OPTION TERM
                                  OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    -------------------
             NAME                GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE        5%($)      10%($)
             ----                ----------    ------------    ---------    ----------    -------    --------
Kenneth M. Schmell.............     --             --             --           --           --         --
Kevin L. Barnett...............     --             --             --           --           --         --
Stephen J. Klestinec...........     --             --             --           --           --         --

     The following table sets forth information with respect to the exercise of options by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999. The table also sets forth information with respect to all vested (exercisable) and unvested (unexercisable) options held by each of the executive officers named in the Summary Compensation Table as of December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                       SECURITIES                        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                        ACQUIRED                     OPTIONS AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                           ON            VALUE       ------------------------------    ----------------------------
        NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
        ----           -----------    -----------    ------------    --------------    -----------    -------------
Kenneth M. Schmell...       --             --           34,500           90,500            --              --
Kevin L.
  Barnett(2).........      534            211           19,000           81,000            --              --
Stephen J.
  Klestinec(2).......      406            106            9,500           90,500            --              --

---------------

(1) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of the shares of common stock of Core Materials on December 31, 1999 ($2.3125) less the exercise price of in-the money options at the end of the fiscal year ended December 31, 1999.

(2) Securities acquired on exercise for Messrs. Barnett and Klestinec include shares purchased pursuant to the Core Materials Corporation Employee Stock Purchase Plan. Value realized represents the difference between the market price of the shares on the applicable purchase dates and the purchase prices paid by such officers.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The purpose of the compensation program of Core Materials is to attract and retain qualified executive officers by providing a total compensation package which is competitive with comparable corporations and to also provide incentives to create short-term and long-term improvements in the performance of Core Materials.

     The compensation philosophy of Core Materials is based on the belief that:

     - Core Materials must attract and retain qualified individuals and motivate and reward those individuals for performance;

     - a substantial portion of an executive's compensation should depend upon the performance of Core Materials; and

     - incentives should exist which align the interests of the executives with those of the stockholders of Core Materials and which create long-term stockholder value.

     Following this philosophy, Core Materials has developed a compensation program for its executives which includes the following components:

BASE SALARY

     Core Materials has established base salaries for its executive officers based upon the experience and capabilities of the executives, as determined in the subjective judgment of the Board of Directors, and the salaries of comparable companies.

BONUS/PROFIT SHARING

     The Board of Directors has established a bonus/profit sharing program for the executives and other employees. This program is designed to align the interests of such individuals with those of the stockholders of Core Materials by directly tying profit sharing payments to the performance of Core Materials for the year. This program creates a profit sharing pool for the executives and other employees based upon percentages of the earnings before taxes of Core Materials for the year above pre-established thresholds. The thresholds are established annually by the Board of Directors and are intended to begin creating a profit sharing pool only after earnings before taxes exceeds a reasonable level.

STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors grants stock options under the Core Materials Corporation Long-Term Equity Incentive Plan to executives and salaried employees which are intended to align the long-term interests of these individuals with the interests of the stockholders of Core Materials. The Board of Directors determines the options awarded to the executive officers based upon the subjective judgment and experience of the directors in compensating executive officers. Options for the executive officers are generally granted at or above fair market value and are subject to a ten year vesting schedule. At the annual meeting, a proposal to increase the number of shares authorized for issuance under the Long-Term Equity Incentive Plan will be voted upon. See discussion below under "Proposal 2 - Approval of Amendment to Long-Term Equity Incentive Plan."

     In addition, to the Long-Term Equity Incentive Plan, Core Materials also maintains an Employee Stock Purchase Plan. All eligible employees, including executive officers, may purchase shares of common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock.

BASIS FOR CHIEF OPERATING OFFICER'S COMPENSATION

     The Board of Directors established compensation for Mr. Schmell for 1999 in accordance with the information discussed above.

                                          Submitted by the Board of Directors,

                                          James F. Crowley
                                          Thomas R. Cellitti
                                          Ralph O. Hellmold
                                          Thomas M. Hough
                                          Malcolm M. Prine
                                          James L. Simonton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 1999. Accordingly, the Board of Directors made all compensation decisions. Core Materials has entered into the following compensation arrangements with members of its Board of Directors:

RELATIONSHIP WITH MR. HELLMOLD

     RYMAC Mortgage Investment Corporation was a Maryland corporation that merged with Core Materials on December 31, 1996. The merger took place in connection with the acquisition by Core Materials of the Columbus Plastics operation of International Truck and Engine Corporation. Additional information on the merger of RYMAC into Core Materials and the acquisition of Columbus Plastics is provided below under the heading "Certain Relationships and Related Transactions."

     RYMAC entered into a letter agreement dated as of November 1, 1995, as amended on April 10, 1996 and July 18, 1996, with Hellmold Associates, Inc., an investment banking boutique. Mr. Hellmold is the founder and President of Hellmold Associates and is also a current director of Core Materials and nominee for director of Core Materials. The letter agreement provided that Hellmold Associates would assist RYMAC in identifying and contacting potential acquisition candidates and in structuring and negotiating a strategic acquisition. Hellmold Associates also was engaged by International Truck and Engine Corporation to assist it in selling its Columbus Plastics operation.

     In 1996, Hellmold Associates identified Columbus Plastics as a potential acquisition candidate for RYMAC. Upon the closing of the acquisition of Columbus Plastics, Core Materials paid Hellmold Associates $688,305 in advisory fees. In 1997, Hellmold Associates also received $30,075 in additional compensation as a result of the increase in the purchase price paid to International which reflected an increase in the net tangible assets of Columbus Plastics as of the December 31, 1996 acquisition date. In 1998 and 1999, Hellmold Associates received $9,808 and $30,737, respectively, as a result of an increase in the purchase price paid to International based upon the earnings of Core Materials for 1997 and 1998, respectively. Hellmold Associates may receive additional compensation in the future as a result of future services provided to Core Materials.

     In 1999, Core Materials paid Hellmold Associates $50,000 for services rendered by Hellmold Associates to Core Materials in connection with identifying and contacting a potential acquisition target and in structuring and negotiating the proposed acquisition. After conducting certain due diligence, Core Materials terminated such negotiations prior to entering into any agreement with the acquisition target.

RELATIONSHIP WITH MR. PRINE

     Mr. Prine is the Chairman of the Board of Core Materials. Core Materials compensates Mr. Prine as a consultant for special services and advice that he provides to Core Materials at a rate of $8,000 per quarter. Prior to April 1, 2000, Mr. Prine was paid $7,500 per month for such services. Mr. Prine received a total of $90,000 in cash compensation for such services during each of the years ended December 31, 1999, 1998 and 1997. Mr. Prine also received $15,000 in 1997 for consulting services rendered in 1996.

     In addition, Mr. Prine was paid $125,000 in 1997 for consulting services that he rendered in connection with the merger of RYMAC and Core Materials and the acquisition of Columbus Plastics.

     Finally, Mr. Prine was granted a stock option to purchase 70,000 shares on February 4, 1998, as consideration for his services to Core Materials. The option vests in increments of 20% over a five-year period and expires on February 4, 2008. The option was granted at an exercise price of $3.97 per share, representing the fair market value on the date of grant.

RELATIONSHIPS WITH MR. HOUGH AND MR. CELLITTI

     Mr. Hough and Mr. Cellitti are officers of International Truck and Engine Corporation and members of the Board of Directors of Core Materials. Sales to International represented approximately 68% of the total revenues of Core Materials for the fiscal year ended December 31, 1999. International is also a 44% stockholder in Core Materials.

RELATIONSHIP WITH MR. SIMONTON

     On January 15, 2000, Mr. Simonton was elected President and Chief Executive Officer of Core Materials. Mr. Simonton has served as a director at Core Materials since May 28, 1998 and, prior to becoming President of Core Materials, was an officer of International Truck and Engine Corporation. Sales to International represented approximately 68% of the total revenues of Core Materials for the fiscal year ended December 31, 1999. International is also a 44% stockholder in Core Materials.

     On February 9, 2000, the Board of Directors of Core Materials approved the offer for sale of 100,000 shares of common stock of Core Materials to Mr. Simonton at a price of $2.625 per share (being $0.25 per share above the closing price of Core Materials' common stock on such date). Mr. Simonton is still considering such offer, which remains outstanding, and as of the date of this Proxy Statement, has neither accepted nor rejected such offer.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total returns on (i) the common stock of Core Materials, (ii) the S & P Small Cap 600 Index and (iii) the S & P Trucks & Parts Index for the three-year period ended December 31, 1999. Core Materials did not acquire the Columbus Plastics operation of International Truck and Engine Corporation until December 31, 1996, nor did it assume its current business operations until January 1, 1997. Accordingly, information is not provided for years ended prior to the year ended December 31, 1996. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN*
         AMONG CORE MATERIALS CORPORATION, THE S&P SMALL CAP 600 INDEX
                        AND THE S&P TRUCKS & PARTS INDEX

                                    [GRAPH]

                                               CORE MATERIALS CORPORATION        S&P CORPORATION           S&P TRUCKS & PARTS
                                               --------------------------        ---------------           ------------------
12/96                                                    100.00                      100.00                      100.00
12/97                                                    164.00                      126.00                      165.00
12/98                                                    156.00                      129.00                      136.00
12/99                                                    103.00                      145.00                      183.00

* $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION

     On October 8, 1996, RYMAC Mortgage Investment Corporation, a Maryland corporation, formed Core Materials as a wholly-owned subsidiary under the laws of the State of Delaware. RYMAC incorporated Core Materials in order to acquire substantially all of the assets of the Columbus Plastics operating unit of International Truck and Engine Corporation ("International").

     RYMAC had entered into an asset purchase agreement with International on September 12, 1996. The asset purchase agreement provided for the acquisition of Columbus Plastics. The obligation of International to consummate the acquisition, however, was conditioned upon the reincorporation of RYMAC in the State of Delaware. Accordingly, RYMAC formed Core Materials on October 8, 1996, as a wholly-owned subsidiary under the laws of the State of Delaware and subsequently merged into Core Materials on December 31, 1996. Core Materials was the surviving corporation in the merger with each outstanding share of RYMAC common stock being converted into the right to receive one share of the common stock of Core Materials.

     Pursuant to the terms of the asset purchase agreement with International, Core Materials acquired substantially all of the assets and liabilities of Columbus Plastics on December 31, 1996. As consideration, International received a secured note in the principal amount of $25,504,000. International also received 4,264,000 shares of newly issued common stock of Core Materials, representing approximately 45% of the total number of shares of common stock issued and outstanding at the time of the acquisition. The principal amount of the secured note and the number of shares of common stock received by International were subject to adjustment pursuant to the terms of the asset purchase agreement. Effective December 31, 1996, the amount of the secured note was increased to $29,514,000 in order to reflect an increase in the "net tangible assets" of Columbus Plastics as of the December 31, 1996 acquisition date. In 1997, as a result of a review of the closing balance sheet and all purchase price adjustments, the secured note amount was reduced by $1,629,000 to reflect an amendment to the closing balance sheet as of the acquisition date. In addition, International was to receive future consideration in the form of an increase in the principal amount of the secured note if Core Materials achieves earnings results above specified levels during the period 1997 through 1999. This additional consideration was accounted for by increasing the amount of the secured note, and by reducing the amount of Core Materials' retained earnings. Based on Core Materials' earnings for the years ended December 31, 1999, 1998 and 1997, the secured note was increased by $0, $4,098,000 and $2,937,000, respectively.

     International's acquisition of common stock of Core Materials made it the largest stockholder of Core Materials. The certificate of incorporation of Core Materials protects this position by limiting the possibility of a change in ownership or control. For instance, the certificate of incorporation requires a super-majority vote to remove directors or to approve certain extraordinary corporate transactions, including mergers and acquisitions. The certificate of incorporation also restricts transfers of securities which could result in a change of ownership of a specified percentage in Core Materials. This restrictive transfer provision is discussed below under the heading "Limitation on Ownership."

     International's status as the largest stockholder of Core Materials has allowed International in the past, and will allow International at the annual meeting, to influence the composition of the Board of Directors. Core Materials anticipates that the stockholders will elect Mr. Hough and Mr. Cellitti, currently officers of International, as directors of Core Materials at the annual meeting.

     In addition to being the largest stockholder of Core Materials, International is also a significant customer of Core Materials with sales to International representing approximately 68% of total revenues of Core Materials during the fiscal year ended December 31, 1999. Core Materials has a comprehensive supply agreement with International pursuant to which Core Materials sells fiberglass reinforced parts to International. Additionally, Core Materials and International had a transitional services agreement under which International provided accounting, payroll, human resources and office support services to Core Materials through March, 1998 and procured insurance on behalf of Core Materials. Finally, Core Materials and International entered into a registration rights agreement at the time of the merger and acquisition under which Core Materials granted to

International demand and piggy-back rights with respect to the registration for sale under the Securities Act of 1933 of the shares of common stock received pursuant to the asset purchase agreement.

OTHER MATERIAL RELATIONSHIPS

     Core Materials has entered into material arrangements with members of its Board of Directors which arrangements are discussed above under the heading "Compensation Committee Interlocks and Insider Participation."

                            LIMITATION ON OWNERSHIP

     The certificate of incorporation of Core Materials contains a prohibited transfer provision which was designed at the time of the merger and acquisition to help assure the continued availability of Core Materials' substantial net operating losses by seeking to prevent an ownership change in Core Materials.

     The prohibited transfer provision prohibits a transfer of stock of Core Materials if the transfer will cause the transferee to hold a prohibited ownership percentage or if the transferee's ownership percentage already exceeds the prohibited ownership percentage. The prohibited transfer provision defines "stock" as including all classes of stock, options to purchase stock or any other interest in Core Materials that could be treated as stock. A prohibited ownership percentage generally means direct and indirect ownership of 4.5% or more of the stock or any other percentage that would cause a transferee to be considered a five percent stockholder under the federal income tax rules referenced in the certificate of incorporation.

     The prohibited transfer provision did not apply to the issuance of stock to International pursuant to the asset purchase agreement and will not restrict certain transfers that are made in compliance with exceptions set forth in the prohibited transfer provision.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors currently consists of six members. At the annual meeting, the stockholders will elect six directors to hold office until the election and qualification of their successors at the next annual meeting of stockholders or until their earlier resignation, death, disqualification or removal from office.

     The intention of the proxies is to vote the shares of common stock they represent for the election of Thomas R. Cellitti, James F. Crowley, Ralph O. Hellmold, Thomas M. Hough, Malcolm M. Prine and James L. Simonton, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees is currently a member of the Board of Directors. All of the nominees have stated their willingness to serve and Core Materials is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the annual meeting. If any of the nominees should become unavailable for election, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors. Information with respect to the background and experience of each of the six nominees is set forth above under the heading "Directors and Executive Officers of Core Materials."

     Under Delaware law and the bylaws of Core Materials, the stockholders will elect as directors the six nominees receiving the greatest number of votes. Core Materials will count shares of common stock as to which voting authority is withheld for quorum purposes but will not count those shares toward the election of directors or toward the election of individual nominees specified in the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CELLITTI, CROWLEY, HELLMOLD, HOUGH, PRINE AND SIMONTON.

                                 PROPOSAL NO. 2
            APPROVAL OF AMENDMENT TO LONG-TERM EQUITY INCENTIVE PLAN

PROPOSED AMENDMENT

     The Board of Directors has adopted and recommends that you approve an amendment to Core Materials' Long-Term Equity Incentive Plan (the "Plan") that would increase the number of shares authorized for issuance under the Plan. Core Materials currently is authorized to issue 1.5 million shares under the Plan and it is close to using up that amount with anticipated option grants in 2000. You are being asked to approve an additional 1.5 million shares for issuance. The proposed amendment would also increase from 125,000 to 200,000 the maximum number of shares that may be granted or vest in any fiscal year pursuant to an award under the Plan held by certain individuals.

     The full text of the Plan with the proposed changes marked is attached as Exhibit A and we encourage you to reference it for important details on the Plan. A Form S-8 registering additional shares under the Plan is expected to be filed by June 30, 2000.

OVERVIEW OF PLAN

     The purpose of the Plan is to attract and retain key personnel, including key employees and directors of Core Materials, and to enhance their interest in Core Materials' continued success. The Plan provides for the grant of incentive and nonqualified stock options, restricted stock, stock appreciation rights ("SARs") and performance shares (individually, an "Award" or, collectively, "Awards"). No Award under the Plan may be granted after December 31, 2006. As noted above, the maximum number of shares of common stock available to be issued under the Plan is currently 1.5 million. Such number will be increased to 3.0 million if the proposed amendment is approved at the annual meeting. The maximum number of shares of common stock (including SARs) for which certain individuals (including the Chief Executive Officer and certain other officers) may receive Awards is currently limited to 125,000 shares of common stock over a one-year period. If the proposed amendment is approved at the annual meeting, such number will be increased to 200,000. The shares of common stock to be delivered under the Plan will be made available from authorized but unissued common stock or from common stock held in treasury. The Plan contains customary provisions with respect to adjustments for stock splits and similar transactions and the rights of participants upon mergers and other business combinations. The Board of Directors approved the existing Plan on March 21, 1997 and Core Materials' stockholders approved the existing Plan on May 29, 1997.

  ADMINISTRATION OF PLAN

     The Plan provides that it is to be administered by the Compensation Committee of the Board of Directors (the "Committee"); however, the Plan is presently being administered by the entire Board because Core Materials does not currently have a Compensation Committee. The Committee has the discretion to select from among eligible employees those to whom Awards are granted and to determine the size and type of each Award, as well as the terms and conditions applicable to each Award. The Awards are subject to vesting according to vesting schedules established by the Committee. The Committee also has the sole and complete authority to interpret the provisions of the Plan. The Committee's decisions are binding on Core Materials and the participants in the Plan. Key employees of Core Materials and any subsidiaries of Core Materials who can make substantial contributions to the successful performance of Core Materials are eligible to be granted Awards under the Plan. The Committee's determinations of which eligible individuals are granted Awards and the terms thereof are generally based on each individual's present and potential contribution to the success of Core Materials and its subsidiaries. Approximately 120 employees and all non-employee directors participate in various portions of the Plan.

  STOCK OPTIONS

     The Committee may grant both non-qualified stock options and incentive stock options to eligible employees. The Committee has discretion to fix the exercise price of such options, which, in the case of an incentive stock option, may not be less than the fair market value of the common stock at the date of grant. In the case of an incentive stock option granted to a 10% stockholder of Core Materials, the exercise price may not be less than 110% of the fair market value of the common stock at the date of grant. The Committee also has broad discretion as to the terms and conditions under which options will be exercisable. Incentive stock options expire not later than ten years after the date on which they were granted (or five years in the case of an incentive stock option granted to a 10% stockholder of Core Materials). The exercise price of the options may be satisfied in cash or, in the discretion of the Committee, by exchanging shares of common stock owned by the optionee, or by a combination of the preceding.

  DIRECTOR OPTIONS

     Under the Plan, each director who was not then an employee of Core Materials or of a subsidiary received on or about April 16, 1997 a one-time grant of a non-qualified stock option to purchase 35,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date of grant. Thereafter, each newly elected non-employee director is entitled under the Plan to receive a similar grant of options on the first business day after such director's election to the Board. A director option is exercisable until the earlier of (i) the tenth anniversary of the date of grant and (ii) 12 months after the date the director ceases to be a director; provided, however, that if a director ceases to be a director after having been convicted of, or pled guilty or nolo contendere to, a felony, the director option will be canceled on the date the director ceases to be a director. Each director option vests at the rate of 20% per year on each anniversary of the date of grant, and any unvested options are forfeited if the director terminates his or her service on the Board prior to satisfaction of such vesting requirement. The exercise price of the director options may be satisfied in cash or by exchanging shares of common stock owned by the director, or by a combination of cash and shares of common stock.

  RESTRICTED STOCK AWARDS

     An award of restricted stock is an Award of shares of common stock that is subject to such restrictions as the Committee deems appropriate, including forfeiture conditions and restrictions on transfer for a period specified by the Committee. Awards of restricted stock may be granted under the Plan for or without consideration. Restrictions on restricted stock may lapse in installments based on factors selected by the Committee. The Committee, in its sole discretion, may waive or accelerate the lapsing of restrictions in whole or in part. Prior to the expiration of the restricted period, except as otherwise provided by the Committee, a participant who has been granted restricted stock has, from the date of grant, the rights of a stockholder of Core Materials in respect of such common stock, including the right to vote such common stock and to receive dividends and other distributions thereon, subject to the restrictions set forth in the Plan and in the instrument evidencing such Award. The shares of restricted stock are held by Core Materials, or by an escrow agent designated by Core Materials, during the restricted period and may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period and the conditions under which restricted stock may be forfeited, as well as the other terms and conditions of such awards.

  PERFORMANCE SHARE AWARDS

     A performance share award is an Award of a number of units that represent the right to receive a specified number of shares of common stock or cash, or both, upon satisfaction of certain specified performance goals, subject to such terms and conditions as the Committee determines. Performance Awards are earned to the extent such performance goals established by the Committee are achieved over a period of time specified by the Committee. The Committee has discretion to determine the value of each performance Award, to adjust the performance goals as it deems equitable to reflect events affecting Core Materials or changes in law or accounting principles or other factors, and to determine the extent to which performance Awards that are earned may be paid in the form of cash, common stock or a combination of both.

  STOCK APPRECIATION RIGHTS

     The Committee, in its discretion, may grant an SAR, either alone or in conjunction with any incentive stock option or non-qualified stock option granted under the Plan. An SAR granted in conjunction with a stock option may be granted at the time the option is granted or, in the case of non-qualified stock options, at a later date with respect to an existing option. In the event of the exercise of an SAR granted in conjunction with a stock option, the obligation of Core Materials in respect of the stock option to which the SAR relates (or such portion thereof) is discharged by payment of the SAR so exercised. No SAR granted in conjunction with an incentive stock option may exceed the difference between 100% of the then fair market value on the date of exercise of the common stock subject to such incentive stock option or portion thereof surrendered by the optionee, and the aggregate option exercise price of such common stock. The Committee may provide for the payment of an SAR in cash, in common stock valued at fair market value as of the date of exercise, or in any combination thereof.

     The Committee has broad discretion as to the specific terms and conditions of each Award and any rules thereto, including the effect, if any, of a change in control of Core Materials. The terms of each Award are to be evidenced by a written instrument delivered to the participant. The common stock issued under the Plan is subject to applicable tax withholding by Core Materials which, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be satisfied by the withholding of shares of common stock issuable under the Plan. Any Awards granted under the Plan may not be assigned or transferred except by will or the laws of descent and distribution.

  AMENDMENT OR TERMINATION OF THE PLAN

     The Plan may be amended or terminated at any time by the Board of Directors; provided, however, that no such amendment or termination may adversely affect an optionee's or grantee's rights under any Award theretofore granted under the Plan, except with the consent of such optionee or grantee, and except that no amendment may be made without stockholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval that is required as a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     Stock options. When an optionee exercises a non-qualified stock option, the difference between the option price and any higher fair market value of the shares of common stock, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to Core Materials. Any gain or loss realized by an optionee on disposition of the common stock acquired upon exercise of a non-qualified stock option generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to Core Materials. The optionee's basis in the common stock for determining gain or loss on the disposition will be the fair market value of such common stock determined generally at the time of exercise.

     When an optionee exercises an incentive stock option while employed by Core Materials or a subsidiary or, to the extent permitted under the specific provisions of the Plan, within three months (one year for death or disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the common stock acquired upon such exercise over the option exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of common stock acquired upon exercise of the incentive stock option are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option exercise price of such shares of common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of common stock are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such common stock at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition (and Core Materials will generally be entitled to a federal income tax deduction in like amount). Any gain realized by the optionee as a result of a disqualifying disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year after death or disability) after termination of employment, the tax consequences are the same as described above for non-qualified options.

     Restricted stock. In the absence of an election by a participant pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the grant of restricted common stock will not result in taxable income to the participant or a deduction for Core Materials in the year of grant. The value of such restricted common stock will be taxable to the participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted common stock on the date of grant pursuant to Section 83(b) of the Code, by making the election within 30 days after the date of such grant. If such an election were made, such participant would not be allowed to deduct at a later date the amount included as taxable income if he or she should forfeit the restricted common stock to Core Materials. Core Materials will generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized. Prior to the lapse of restrictions, dividends paid on the common stock subject to such restrictions will be taxable to the participant as additional compensation in the year received free of restrictions, and Core Materials will be allowed a corresponding federal income tax deduction.

     SARs. A participant is not taxed upon the grant of SARs. Rather, participants will generally be taxed upon the exercise date, at ordinary income tax rates, on the amount of cash received and the fair market value of any shares of common stock received. However, if the sale of shares of common stock could subject a participant to liability under Section 16(b) of the Exchange Act, such participant generally will not recognize ordinary income with respect to such common stock until the participant is no longer subject to such liability, at which time the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock on such date.

     Special rules. Special rules apply to a participant who is subject to
Section 16 of the Exchange Action. Certain additional special rules apply if the exercise price for a stock option is paid in shares of common stock previously owned by the optionee rather than in cash and if the Award is held, following the death of a participant, by the executors of the participant's estate.

  OTHER MATTERS

     The Plan is designed so that particular Awards may comply with Section 162(m) of the Code. Section 162(m) of the Code prohibits a publicly held corporation, such as Core Materials, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year who receive compensation in excess of $100,000. The $1 million compensation deduction limitation does not apply to "performance-based compensation". To the extent that any Award is designed to comply with Section 162(m) of the Code, the Committee shall satisfy the requirements contained in Section 1.162-27(c)(4) of the final regulations promulgated by the Internal Revenue Service under Section 162(m) (the "Final Regulations"). The Final Regulations set forth a number of additional provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m). The Plan is intended to satisfy the requirements of the Final Regulations with respect to Awards granted thereunder. Core Materials is seeking stockholder approval of the proposed amendment to the Plan in a good faith effort to continue the qualification of compensation received thereunder as a result of Awards thereafter granted under the Plan as "performance-based" for purposes of Section 162(m). If such stockholder approval is not obtained, the Plan will not be amended and the tax treatment of Awards under the Plan will not be effected.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE LONG-TERM EQUITY INCENTIVE PLAN.

                                   PROPOSAL 3
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to audit the financial statements of Core Materials for the fiscal year ending December 31, 2000. Core Materials expects a representative of Deloitte & Touche LLP to attend the annual meeting. Core Materials will provide the representative with an opportunity to make a statement if he or she desires to do so. Core Materials expects that the representative will be available to respond to appropriate questions.

     Core Materials is presenting the appointment of auditors to the stockholders for ratification at the annual meeting. While ratification by stockholders of this appointment is not required by law or the certificate of incorporation or bylaws of Core Materials, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints independent certified public accountants for the next fiscal year.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

     The management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of common stock represented by such proxies are entitled to vote.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Malcolm M. Prine
                                          Chairman of the Board

Dated: April 21, 2000

                           CORE MATERIALS CORPORATION

             [AMENDED AND RESTATED] LONG-TERM EQUITY INCENTIVE PLAN

                                  ARTICLE ONE

                     ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Core Materials Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby {establishes an} [AMENDS AND RESTATES THE] incentive compensation plan {to be} known as the "Core Materials Corporation Long-Term Equity Incentive Plan" {(}[(AS AMENDED AND RESTATED HEREBY,] hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Director Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units and Other Incentive Awards.

     {Subject to approval by the Company's stockholders within twelve (12) months of the Effective Date (as herein defined), the Plan shall become} [THE ORIGINAL PLAN BECAME] effective as of January 1, 1997 {(the "Effective Date") and }[AND WAS APPROVED BY THE COMPANY'S STOCKHOLDERS ON MAY 29, 1997. THE PLAN] shall remain in effect as provided in Section 1.3 hereof. [THE AMENDMENTS TO THE ORIGINAL PLAN EFFECTED HEREBY SHALL BECOME EFFECTIVE AS OF JANUARY 1, 2000 UPON APPROVAL THEREOF BY THE COMPANY'S STOCKHOLDERS.]

     1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants and Eligible Directors with an incentive for excellence in individual performance; and to promote teamwork.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants and Eligible Directors who make significant contributions to the Company's success and to allow Participants and Eligible Directors to share in the success of the Company.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award or Director Option be granted under the Plan on or after December 31, 2006.

                                  ARTICLE TWO

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

          "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units, or Other Incentive Awards, but shall not include any Director Option.

          "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

          "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          "Board" or "Board of Directors" means the Board of Directors of the Company.

          "Change in Control" of the Company means the Company or its shareholders entering into one or more agreements to dispose of all or substantially all of the assets or fifty percent (50%) or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or

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     otherwise), merger, reorganization or liquidation in one or a series of related transactions; provided, however, that a "Change in Control" shall not occur in the event that (a) the primary purpose of the transaction is to change the Company's domicile solely within the United States; or (b) the transaction is approved by a majority of the members of the Board of Directors who had either been in office for more than twelve months prior to such transaction or had been elected, or nominated for election by the Company's shareholders, by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve-month period.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

          "Company" means Core Materials Corporation, a Delaware corporation, and the Company's Subsidiaries, as well as any successor to any of such entities as provided in Article 19 herein.

          "Director" means any individual who is a member of the Board of Directors of the Company.

          "Director Option" means a Nonqualified Stock Option granted to each Eligible Director pursuant to Section 6.9 without any action by the Board or the Committee.

          "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. To the extent that a Participant is not covered under a long-term disability plan, the term "Disability" shall have the meaning ascribed to the term "permanent and total disability" under Section 22(e)(3) of the Code, or any successor provision thereto.

          "Effective Date" shall have the meaning ascribed to such term in
     Section 1.1 hereof.

          "Eligible Director" means, on any date, a person who is serving as a member of the Board who is a Nonemployee Director.

          "Employee" means any employee of the Company. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          "Fair Market Value" shall be determined on the basis of the average of the high and low sale prices on the principal securities exchange on which the Shares are publicly traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

          "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

          "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

          "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that it registered pursuant to Section 12 of the Exchange Act, as defined under Section 16 of the Exchange Act.

          "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
     Section 162(m), or any successor statute.

          "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company or a Subsidiary.

          "NonQualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

          "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein, but shall not include a Director Option.

          "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          "Other Incentive Award" means an award granted pursuant to Article 10 hereof.

          "Participant" means an Employee who has outstanding an Award granted under the Plan.

          "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

          "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

          "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

          "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

          "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in
     Article 8 herein.

          "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

          "Restricted Stock" means an Award granted to a Participant pursuant to
     Article 8 herein.

          "Retirement" means the normal retirement date on which a Participant qualifies for full retirement benefits under the Company's qualified retirement plan, as identified by the Committee. In the event that a Participant is not covered under any qualified retirement plan maintained by the Company, the term "Retirement" shall mean the date on which such Participant attains age 65.

          "Shares" means the shares of common stock of the Company.

          "Share Pool" means the number of shares authorized for issuance under paragraph 4.1, as adjusted for awards and payouts under paragraph 4.2 and as adjusted for changes in corporate capitalization under paragraph 4.3.

          "Stock Appreciation Right" or "SARA" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

          "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.

          "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                                 ARTICLE THREE

                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Notwithstanding any provision contained herein, to the extent that any Award is designed to comply with the Performance-Based Exception, the Committee shall satisfy the requirements contained in Section 1.162-27(c)(4) of the final regulations promulgated by the

Internal Revenue Service under Section 162(m) of the Code. For purposes of granting Awards under the Plan, the Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation.

     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6.9 or regarding the terms of any Director Option, including, without limitation, the number of Shares subject to such Director Option, the timing of the grant or the exercisability of such Director Option or the exercise price per Share of such Director Option.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

                                  ARTICLE FOUR

                 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be {One Million Five Hundred Thousand (1,500,000.00)} [THREE MILLION (3,000,000.00)]. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

     Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the
Plan:

          (a) The maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Incentive Awards paid out in Shares) that may be granted or that may vest, as applicable, [IN ANY FISCAL YEAR] pursuant to any Award held by any Named Executive Officer shall be {One Hundred Twenty-Five Thousand (125,000)} [TWO HUNDRED THOUSAND (200,000)]. For this purpose, to the extent that any Option is canceled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations under Section 162(m) of the Code, such canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to a Named Executive Officer under the Plan; and

          (b) The maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash), or Other Incentive Awards paid out in cash) with respect to Awards granted in any fiscal year which may be made to any Named Executive Officer shall be One Hundred Twenty-Five Thousand Dollars ($125,000).

     4.2 LAPSED AWARDS. If any Award or Director Option granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award or Director Option again shall be available for the grant of an Award or Director Option under the Plan.

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     4.3  ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the Share Pool and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6.9.

                                  ARTICLE FIVE

                         ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers and key employees of the Company, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Each Eligible Director shall receive nondiscretionary Director Options in accordance with, and only in accordance with, Section 6.9 hereof.

                                  ARTICLE SIX

                                 STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted, either by the Committee or the Board, to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee or the Board shall have the authority to grant Incentive Stock Options or to grant Nonqualified Stock Options or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate Fair Market Value of Shares (determined at the time that such Option is granted) for which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written Award Agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

     6.3 OPTION PRICE. Unless otherwise designated by the Committee at the time of grant, the Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or a subsidiary, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

     6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that in the case of an Incentive Stock Option, an Employee may not exercise such Incentive Stock Option after (a) the date which is ten years (five years in the case of a Participant who owns more than ten percent of the voting power of the Company or a subsidiary) after the date on which such Incentive Stock Option is granted; or (b) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an Employee of the Company or a subsidiary.

     6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of
(a) and (b).

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 TERMINATION OF EMPLOYMENT. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     6.9 DIRECTOR OPTIONS. Notwithstanding anything else contained herein to the contrary, each Eligible Director shall receive, on April 16, 1997, provided that the Eligible Director is serving as a member of the Board on such date, a grant of a Director Option to purchase 35,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. Each Eligible Director who is first elected to the Board after April 16, 1997 shall receive, on the day following such election, a grant of a Director Option to purchase 35,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. A Director Option shall be exercisable until the earlier to occur of the following two dates: (a) the tenth anniversary of the date of grant of such Director Option; or (b) twelve months after the Date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Option shall be canceled on the date he ceases to be a member of the Board. Each Director Option shall vest twenty percent (20%) on the annual anniversary date after the date of grant; and any unvested Director Options shall be forfeited by the Eligible Director if he terminates his service on the Board prior to satisfaction of such vesting requirement. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6.6. Each Director Option shall be evidenced by an agreement between the Company and the Eligible Director.

     6.10  NONTRANSFERABILITY OF OPTIONS AND DIRECTOR OPTIONS.

     (A) INCENTIVE STOCK OPTIONS AND DIRECTOR OPTIONS. No ISO or Director Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs and Director Options granted to a Participant or Eligible Director under the Plan shall be exercisable during his or her lifetime only by such Participant or Eligible Director.

     (B) NON-QUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                 ARTICLE SEVEN

                           STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     Unless otherwise designated by the Committee at the time of grant, the grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten
(10) years.

     7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in Restricted Shares of equivalent value, or in some combination thereof.

     7.7 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     7.8 NON-TRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                                 ARTICLE EIGHT

                                RESTRICTED STOCK

     8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

     8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 OTHER RESTRICTIONS. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5 VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant of vesting of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

     8.7 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the cases of terminations connected with a Change in Control, terminations by reason of death or Disability, and except for Restricted Shares paid to Participants upon SAR exercise, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination.

                                  ARTICLE NINE

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

     9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

     9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise designated by the Committee, and set forth in the Participants Award Agreement, in the event the employment of a Participant is terminated due to death, Disability or Retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period and shall further be adjusted based on the achievement of the preestablished performance goals.

     Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

     9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                                  ARTICLE TEN

                             OTHER INCENTIVE AWARDS

     10.1 GRANT OF OTHER INCENTIVE AWARDS. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

     10.2 OTHER INCENTIVE AWARD AGREEMENT. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

     10.3 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     10.4 FORM AND TIMING OF PAYMENT OF OTHER INCENTIVE AWARDS. Payment of Other Incentive Awards shall be made at such times and in such form, in cash, in Shares, or in Restricted Shares (or a combination thereof), as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Shares and/or Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

                                 ARTICLE ELEVEN

                              PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives, as reported on the Company's annual 10-K report:

          (a) Return on Assets ("ROA") which equals net income divided by total assets.

          (b) Return on Sales ("ROS") which equals net income divided by net sales.

          (c) Return on Equity ("ROE") which equals net income divided by total equity.

          (d) Cash Flow Return on Investment ("CFROI") which equals net cash flows divided by owner's equity.

          (e) Operating Income.

          (f) Earnings Before Income Taxes ("EBIT") which equals net income plus taxes.

          (g) Net Earnings which equals net earnings as reported.

          (h) Earnings Per Share.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee may make such grants for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above. To the extent that the Committee determines that it is advisable to grant Awards in compliance with the Performance-Based Exception, the Committee must certify, in writing, prior to the payment of any compensation under the Award, that the performance goals and any other material terms were in fact satisfied.

                                   ARTICLE 12

                            BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                ARTICLE THIRTEEN

                                   DEFERRALS

     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                ARTICLE FOURTEEN

                              RIGHTS OF EMPLOYEES

     14.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     14.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this plan, or, having been so selected, to be selected to receive a future Award.

                                ARTICLE FIFTEEN

                               CHANGE IN CONTROL

     15.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all Options, Director Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term, and any cash or property received upon exercise of any Option or SAR shall be free from further restriction;

          (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; and

          (c) Unless otherwise specified in Participant's Award Agreement at time of grant, the target payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out to Participants (in Shares for Awards normally paid in Shares and in cash for Awards normally paid in cash) within thirty (30) days following the effective date of the Change in Control a pro rata portion of all targeted Award opportunities associated with such outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date.

     15.2 TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended or modified to affect adversely any Award or Director Option theretofore granted under the Plan without the prior written consent of the Participant or Eligible Director with respect to said Participant's or Eligible Director's outstanding Awards or Director Options.

                                ARTICLE SIXTEEN

                    AMENDMENT, MODIFICATION AND TERMINATION

     16.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment may be made to Section 6.9 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes in the Code or the rules thereunder. The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

     16.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.3 COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 16, make any adjustments it deems appropriate.

                               ARTICLE SEVENTEEN

                                  WITHHOLDING

     17.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, Director Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants or Eligible Directors may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant or Eligible Director, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                ARTICLE EIGHTEEN

                                INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                ARTICLE NINETEEN

                                   SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards or Director Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                 ARTICLE TWENTY

                               LEGAL CONSTRUCTION

     20.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, the plural shall include the singular, and the singular shall include the plural.

     20.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.3 REQUIREMENTS OF LAW. The granting of Awards or Director Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.4 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                    P R O X Y

                           CORE MATERIALS CORPORATION

   THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CORE MATERIALS
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000


         The undersigned hereby appoints Kenneth M. Schmell and Kevin L. Barnett as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at the Company's corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 18, 2000 at 9:00 a.m., Eastern Standard Time, and at any adjournments or postponements of the Annual Meeting, and to vote, as designated on the reverse, all the shares of common stock of Core Materials Corporation, par value $.01 per share, held of record by the undersigned at the close of business on April 3, 2000, with all the powers the undersigned would possess if he or she were personally present at the Meeting.

         (1) [ ] FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED UP TO THE CONTRARY BELOW).

              [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW)

              THOMAS R. CELLITTI   JAMES F. CROWLEY   RALPH O. HELLMOLD
               THOMAS M. HOUGH     MALCOLM M. PRINE   JAMES L. SIMONTON

         (2) To approve an amendment to the Company's Long-Term Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder from 1.5 million to 3.0 million.

              [  ] FOR          [  ] AGAINST         [  ] ABSTAIN


         (3) To ratify the appointment of Deloitte & Touche LLP, Independent Certified Public Accountants.

              [  ] FOR          [  ] AGAINST         [  ] ABSTAIN

         (4) In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORE MATERIALS CORPORATION. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS "FOR" APPROVAL OF AMENDMENT TO THE COMPANY'S LONG TERM EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1.5 MILLION TO 3.0 MILLION, AND "FOR" THE RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, DELOITTE & TOUCHE LLP, AND IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENTS(S) THEREOF.

DATED:
      ------------------------          --------------------------------------
                                        Signature



                                        --------------------------------------
                                        Signature (if held jointly)



                                        --------------------------------------
                                        Print Names


                                        THIS PROXY MUST BE SIGNED EXACTLY AS
                                        NAME(S) APPEARS HEREON. IF SHARES ARE
                                        HELD JOINTLY, EACH STOCKHOLDER NAMED
                                        SHOULD SIGN. PLEASE MARK, DATE AND SIGN
                                        AS YOUR NAME APPEARS ABOVE AND RETURN IT
                                        IN THE ENCLOSED ENVELOPE PROMPTLY. IF
                                        ACTING AS EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO
                                        INDICATE WHEN SIGNING. IF THE SIGNER IS
                                        A CORPORATION, PLEASE SIGN THE FULL
                                        CORPORATE NAME BY A DULY AUTHORIZED
                                        OFFICER.

                                       16